UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2009

INTERNATIONAL COAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32679 (Commission File Number)	20-2641185 (IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia (Address of Principal Executive Offices)	25560 (Zip Code)

Registrant’s telephone number, including area code:  (304) 760-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2009, International Coal Group, Inc.’s (“ICG” or the “Company”) wholly-owned subsidiary, ICG, LLC, entered into a fourth amendment (the “Amendment”) to its second amended and restated credit agreement among ICG, LLC, as borrower, ICG and certain subsidiaries of ICG as guarantors, the lenders party thereto, J.P. Morgan Chase Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital USA Inc., as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A., as co-documentation agents, JPMorgan Chase Bank  N.A. and Bank of America, N.A., as issuing banks, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as issuing bank, as administrative agent and as collateral agent for the lenders.   As described in more detail below, the Amendment modifies certain financial covenants during 2010 and thereafter.

The Amendment amends the maximum leverage ratio permitted so that ICG may not exceed 3.00 to 1.0 from January 1, 2010 and thereafter and modifies the minimum interest coverage ratio so that on any testing date from January 1, 2010 and thereafter such ratio may not be less than 2.75 to 1.00.

The Amendment also reduces the maximum amount of capital expenditures that ICG is permitted to make in the 2010 fiscal year to $100.0 million.

Further, the Amendment extends the additional liquidity covenant and requires that on any testing date ICG and its subsidiaries’ minimum liquidity may not be less $40.0 million from January 1, 2010 to December 31, 2010.

Pursuant to the Amendment, the interest rate margin applicable to Eurodollar and ABR based revolving loans, swingline loans and fees was increased based on the applicable leverage ratio. If the leverage ratio is (i) greater than or equal to 3.75 to 1.0, the Eurodollar rate is +4.50% and the ABR rate is +3.50%; (ii) greater than or equal to 2.50 to 1.0, but less than 3.75 to 1.0, the Eurodollar rate is +4.25% and the ABR is +3.25%; (iii) less than 2.50 to 1.0 but greater than 2.00 to 1.0, the Eurodollar rate is +4.00% and the ABR is +3.00%; and (iv) less than or equal to 2.00 to 1.0, the Eurodollar rate is +3.75% and the ABR is +2.75%.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Amendment No. 4 to the Second Amended and Restated Credit Agreement, dated September 28, 2009
99.1	Press release dated September 29, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Bennett K. Hatfield
Name:	Bennett K. Hatfield
Title:	President and Chief Executive Officer

Date:  September 29, 2009

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 4 to the Second Amended and Restated Credit Agreement, dated September 28, 2009
99.1	Press release dated September 29, 2009

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